Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 21, 2017 relating to the consolidated financial statements, which appears in Foamix Pharmaceuticals Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 24, 2017	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556,
www.pwc.com/il